                                                                   EXHIBIT 10.29
                                                                   -------------

                              EMPLOYMENT AGREEMENT
                              --------------------

                  This EMPLOYMENT AGREEMENT ("AGREEMENT") effective as of December 18, 2000 (the "EFFECTIVE Date"), between Gliatech Inc., a Delaware corporation (the "COMPANY"), and Steven L. Basta ("EXECUTIVE").

                                   WITNESSETH:

                  WHEREAS, the Company desires to employ Executive as the President of the Company, and Executive desires to accept employment as the President of the Company;

                  WHEREAS, the Company recognizes that, as is the case with many publicly held companies, the possibility of a Change in Control (as that term is defined in Exhibit A hereof) exists;

                  WHEREAS, the Company wishes to assure itself of both present and future continuity of management in the event of any Change in Control; and

                  WHEREAS, the Company wishes to ensure that certain of its executives are not practically disabled from discharging their duties upon a Change in Control.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. EMPLOYMENT. The Company shall employ Executive, and Executive accepts employment with the Company as of the date hereof, upon the terms and conditions set forth in this Agreement, commencing on the Effective Date.

                  2. POSITION AND DUTIES.

                  (a) During Executive's employment with the Company, Executive shall serve as the President of the Company and, subject to the management of the business and affairs of the Company at the direction of the Board of Directors of the Company (the "BOARD"), shall have the normal duties, responsibilities and authority of an executive serving in such position. Initially, Executive shall have the title President of the Company, subject to the power of the Board to change such title. Following an appropriate review period, it shall be determined whether Executive shall be appointed as the Chief Executive Officer of the Company.

                  (b) Executive shall report to the Board.

                  (c) During Executive's employment with the Company, Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods, reasonable periods of illness or other incapacity, and, provided such activities do not have more than a DE MINIMIS effect on Executive's performance of his duties under this Agreement, participation in charitable and civic endeavors) to the business and affairs of the Company and any entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding voting stock (a "SUBSIDIARY"). Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

                  (d) Executive shall perform his duties and responsibilities principally in the Cleveland, Ohio metropolitan area.

                  3. COMPENSATION AND BENEFITS.

                  (a) SALARY. The Company agrees to pay Executive a salary during his employment with the Company in a manner consistent with the normal payroll cycle of the Company. Executive's salary shall be at an annual rate of not less than $260,000 per year for such periods that he is employed by the Company between the Effective Date and December 31, 2002, subject to an annual review as set forth below. If Executive remains an employee of the Company after December 31, 2002, Executive's salary shall be payable at such rate as is established from time to time by the Compensation Committee of the Board (or, if there is no such Committee, the Board). During Executive's employment with the Company, the Compensation Committee of the Board (or, if there is no such Committee, the Board) shall review Executive's salary annually.

                  (b) BONUS(ES). During Executive's employment with the Company, Executive will be eligible for an annual bonus of up to 40% of Executive's base annual salary (or such higher percentage of Executive's base annual salary as may be determined by the Compensation Committee of the Board (or, if there is no such Committee, the Board)), based on the achievement of specified Company goals (as determined by the Compensation Committee of the Board (or, if there is no such Committee, the Board)).

                  (c) STOCK OPTIONS. (i) As soon as reasonably practicable after the Effective Date, Executive shall be granted an option to purchase 375,000 shares of common stock, par value $0.01 per share, of the Company ("COMMON STOCK"), at an exercise price equal to the fair market value of the Common Stock at the date of grant (the "STOCK OPTIONS"). The terms of each such stock option (such as length and exercisability) shall be as set forth in the stock option agreement between the Company and Executive attached hereto as Exhibit A (the "STOCK OPTION AGREEMENT").

                  (ii) As soon as reasonably practicable after Executive's exercise of a Grossed-Up Option (as defined below), the Company shall pay to Executive (x) an amount equal to A minus B (the "STOCK OPTION TAX PAYMENT"), plus (y) an additional amount such that, after payment by Executive of all applicable federal, state and local income taxes on all amounts paid to Executive pursuant to this Section 3(c)(ii), Executive will retain an amount equal to the Stock Option Tax Payment. For purposes of this Section 3(c)(ii):



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

                  A    =   Executive's actual federal income tax liability
                           with respect to Executive's exercise of the number of Stock Options which become exercisable for the first time by Executive during a calendar year and have an aggregate Option Price (as defined in the Stock
                           Option Agreement) which is less than $100,000 (the
                           "GROSSED-UP OPTIONS"); and

                  B    =   The amount of federal income tax liability
                           Executive would have incurred upon exercise of the Grossed-Up Options if the amount of income recognized by Executive upon such exercise for federal income tax purposes had been subject to federal income tax as long-term capital gain.

All determinations required to be made under this Section 3(c)(ii) shall be made by the Company in consultation with Executive.

                  (d) CHANGE IN CONTROL SEVERANCE AGREEMENT. Executive and the Company shall enter into the change in control severance agreement attached hereto as Exhibit B (the "CHANGE IN CONTROL SEVERANCE AGREEMENT").

                  (e) RELOCATION EXPENSES. The Company shall reimburse Executive, up to a maximum of $10,000, for the following reasonable and documented expenses incurred by Executive in connection with Executive's relocation to the Cleveland, Ohio area: (i) up to four trips by Executive between the Boston, Massachusetts and Cleveland, Ohio areas to locate a home in the Cleveland, Ohio area; and (ii) the actual moving expenses incurred by Executive to move his household furnishings and other belongings to his home in the Cleveland, Ohio area.

                  (f) EXPENSE REIMBURSEMENT. The Company shall reimburse Executive for all reasonable expenses incurred by him during the period of Executive's employment with the Company, in the course of performing his duties under this Agreement that are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements applicable generally with respect to reporting and documentation of such expenses.

                  (g) BENEFITS. In addition to the salary, bonus(es), stock options and expense reimbursements payable to Executive pursuant to this paragraph 3, Executive shall be entitled during Executive's employment with the Company to participate, on the same basis as other executives of the Company, in those benefits (including insurance, vacation, equity-based benefits, and other benefits) for which substantially all of the executives of the Company are from time to time generally eligible, as determined from time to time by the Board.

                  4. TERMINATION OF EMPLOYMENT.

                  (a) Executive's employment with the Company shall terminate upon Executive's death.

                  (b) The Company may terminate Executive's employment upon Executive's having become (as determined by the Board in good faith) permanently disabled within the meaning of the long-term disability plan of the Company in effect for, or applicable to, Executive.

                  (c) In addition to its rights under paragraph 4(b), the Company may terminate Executive's employment with the Company at any time for any reason or for no reason.

                  (d) Executive may terminate Executive's employment with the Company at any time for any reason or for no reason.

                  5. SEVERANCE PAYMENTS.

                  (a) Upon any termination of Executive's employment with the Company, Executive shall cease to have any rights to salary, options, expense reimbursements or other benefits other than: (i) any salary which has accrued but is unpaid, any reimbursable expenses which have been incurred but are unpaid, and any unexpired vacation days which have accrued under the Company's vacation policy but are unused, as of the date Executive's employment is terminated, (ii) any option rights or plan benefits which by their terms extend beyond termination of Executive's employment (but only to the extent provided in any option theretofore granted to Executive or in any other benefit plan in which Executive has participated as an employee of the Company), (iii) any benefits to which Executive is entitled under Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended ("COBRA"), and
(iv) any other amount(s) payable pursuant to the succeeding provisions of this paragraph 5.

                  (b) Subject to paragraph 7 hereof, if Executive's employment with the Company is terminated by the Company pursuant to paragraph 4(c) hereof other than for Cause (as defined below), or by Executive pursuant to paragraph 4(d) hereof for Good Reason (as defined below), the Company shall pay to Executive at the time of such termination a lump sum payment equal to one times Executive's base salary at the time of such termination. In addition, subject to paragraph 7 hereof, (i) the Company shall, for a period of one year following the date of such termination without Cause, reimburse Executive for any premiums paid by Executive for health insurance provided to Executive (for Executive and his dependents) by the Company subsequent to Executive's termination of employment pursuant to the requirements of COBRA and (ii) the Stock Options shall become exercisable in full upon such termination and shall remain exercisable following such termination for the period specified in the Stock Option Agreement. It is expressly understood that the Company's payment obligations under this subparagraph (b) shall cease in the event Executive breaches any of his agreements in paragraph 8 or 9 hereof. Notwithstanding any other provision of this Agreement, no payments will be made and no benefits will be provided to Executive under this paragraph 5(b) if Executive receives severance compensation or benefits pursuant to the Change in Control Severance Agreement. In the event Executive becomes entitled to receive any severance payment or other severance benefits under the terms of the Change in Control Severance Agreement, this paragraph 5(b) shall be of no force or effect.

                  (c) Without limiting the rights of Executive at law or in equity, if the Company fails to make any payment or provide any benefit required to be made or provided



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

hereunder on a timely basis, the Company will pay interest on the amount or value thereof at an annualized rate of interest equal to the so-called composite "prime rate" (as quoted from time to time during the relevant period in the Midwest Edition of THE WALL STREET JOURNAL) plus one percent (1%). Such interest will be payable as it accrues on demand. Any change in such prime rate will be effective on and as of the date of such change.

                  (d) For purposes of this Agreement, "CAUSE" shall mean Executive has:

                  (i) been convicted of a criminal violation involving fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company or any Subsidiary;

                  (ii) committed intentional wrongful damage to property of the Company or any Subsidiary; or

                  (iii) committed intentional wrongful disclosure of secret processes or confidential information of the Company or any Subsidiary;

and any such act shall have been demonstrably and materially harmful to the Company. For purposes of this Agreement, no act or failure to act on the part of Executive shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done or omitted to be done by Executive not in good faith and without reasonable belief that Executive's action or omission was in the best interest of the Company. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the Board then in office at a meeting of the Board called and held for such purpose, after reasonable notice to Executive and an opportunity for Executive, together with Executive's counsel (if Executive chooses to have counsel present at such meeting), to be heard before the Board, finding that, in the good faith opinion of the Board, Executive had committed an act constituting "Cause" as herein defined and specifying the particulars thereof in detail. Nothing herein will limit the right of Executive or his beneficiaries to contest the validity or propriety of any such determination.

                  (e) For purposes of this Agreement, Executive shall have "GOOD REASON" to terminate his employment with the Company if:

                  (i) Executive no longer serves as the most senior full-time employee of the Company; or

                  (ii) The Company breaches any covenant or obligation contained in this Agreement, which breach continues for a period of ten (10) days following written notice by Executive to the Company informing the Company of such breach.

         6. NO MITIGATION OBLIGATION. Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise.



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

         7. RELEASE. Notwithstanding anything herein to the contrary, the Company shall not be obligated to make any payment or provide any benefit under paragraph 5(b) hereof unless Executive executes a release of all current or future claims, known or unknown, arising on or before the date of the release against the Company, its Subsidiaries and its officers substantially in the form attached hereto as Exhibit C, with such changes therein and modifications thereto as the Company, in the exercise of its reasonable judgment, may determine to be required by applicable law or rule in any jurisdiction.

         8. CONFIDENTIAL INFORMATION. During Executive's employment with the Company, the Company agrees that it will disclose to Executive its confidential or proprietary information (as defined in this paragraph 8) to the extent necessary for Executive to carry out his obligations to the Company. Executive hereby covenants and agrees that he will not, without the prior written consent of the Company, during Executive's employment with the Company or thereafter disclose to any person not employed by the Company, or use in connection with engaging in competition with the Company, any confidential or proprietary information of the Company. For purposes of this Agreement, the term "confidential or proprietary information" will include all information of any nature and in any form that is owned by the Company and that is not publicly available (other than by Executive's breach of this paragraph 8) or generally known to persons engaged in businesses similar or related to those of the Company. Confidential or proprietary information will include, without limitation, the Company's financial matters, customers, employees, industry contracts, strategic business plans, product development (or other proprietary product data), marketing plans, and all other secrets and all other information of a confidential or proprietary nature. For purposes of the preceding two sentences, the term "Company" will also include any Subsidiary. The foregoing obligations imposed by this paragraph 8 will not apply (i) during Executive's employment with the Company, in the course of the business of, and for the benefit of, the Company, (ii) if such confidential or proprietary information will have become, through no fault of Executive, generally known to the public or (iii) if Executive is required by law to make disclosure (after giving the Company notice and an opportunity to contest such requirement).

         9. NON-COMPETE, NON-SOLICITATION.

         (a) During Executive's employment with the Company and for a period of two years following the date on which Executive's employment with the Company terminates, Executive shall not, directly or indirectly, do or suffer to be done any of the following: own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with any other corporation, partnership, proprietorship, firm, association, or other business entity, or otherwise engage in any business, which is in competition with the Company's business; provided, however, that the ownership of not more than one percent of any class of publicly-traded securities of any entity shall not be deemed a violation of this Agreement. For purposes of this Agreement, the "Company's business" shall mean the discovery and development of products designed to inhibit post surgical scarring and adhesions.

         (b) Executive agrees that, for a period of two years following the date on which Executive's employment with the Company terminates, he will not, without the consent of the Company, (i) employ, assist in employing, or otherwise engage in a joint venture, partnership or other business enterprise with any person who is, or has been in the 12 month period prior to such individual's association with Executive, an employee or officer of the Company, or any of its affiliated, related or subsidiary entities, unless such employee was involuntarily terminated by the Company, or (ii) induce any person who is an employee, officer or agent of the Company, or any of its affiliated, related, or subsidiary entities, to terminate such relationship.

         (c) In the event Executive shall violate any provision of this paragraph 9 as to which there is a specific time period during which he is prohibited from taking certain actions or from engaging in certain activities as set forth in such provision, then, in such event, such violation shall toll the running of such time period from the date of such violation until such violation shall cease. The foregoing shall in no way limit the Company's rights under paragraph 10 of this Agreement.

         (d) Executive has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this paragraph 9 and this Agreement, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to the Company, do not stifle the inherent skill and experience of Executive, would not operate as a bar to Executive's sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to Executive. Executive further acknowledges that his obligations in this paragraph 9 are made in consideration of, and are adequately supported by, the payments by the Company to Executive provided for herein.

         10. ENFORCEMENT. Executive and the Company agree that the covenants contained in paragraphs 8 and 9 are reasonable under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction any such covenant is not reasonable in any respect, such court will have the right, power and authority to excise or modify any provision or provisions of such covenants as to the court will appear not reasonable and to enforce the remainder of the covenants as so amended. Executive acknowledges and agrees that the remedy at law available to the Company for breach of any of his obligations under paragraphs 8 and 9 would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, Executive acknowledges, consents and agrees that, in addition to any other rights or remedies that the Company may have at law, in equity or under this Agreement, upon adequate proof of his violation of any such provision of this Agreement, the Company will be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage.

         11. EXECUTIVE REPRESENTATIONS. Executive represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii)



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any employment agreement, noncompete agreement or confidentiality agreement between Executive and any other person or entity shall not in any way impede or otherwise affect Executive's ability to fully perform Executive's duties hereunder and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

         12. SURVIVAL. Subject to any limits on applicability contained therein, paragraphs 8 and 9 hereof shall survive and continue in full force in accordance with their terms notwithstanding any termination of Executive's employment.

         13. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight carrier or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

                  NOTICES TO EXECUTIVE:

                  Steven L. Basta
                  28 Greenwich Park, #3
                  Boston, Massachusetts  02118

                  NOTICES TO THE COMPANY:

                  Gliatech Inc.
                  23420 Commerce Park Road
                  Cleveland, Ohio  44122

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered, sent or mailed.

         14. SEVERABILITY, VALIDITY. (a) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein; PROVIDED, HOWEVER, that if the release agreement executed by Executive pursuant to paragraph 7 hereof is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, this Agreement shall be null and void and the Company shall have no obligation to provide Executive any of the benefits described in paragraph 5(b) hereof.

         (b) Notwithstanding any provision contained herein to the contrary, this Agreement shall become null and void and have no further force or effect without any action by Executive or the Company, if it is determined by the independent accountants of the Company that as a result of this Agreement, the Company will not be permitted to account for any proposed



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transaction which is a Change of Control as a "pooling of interests" under U.S.
generally acceptable accounting principles.

         15. COMPLETE AGREEMENT. This Agreement embodies the complete agreement and understanding between the parties with respect to the subject matter hereof and effective as of its date supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

         16. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

         17. SUCCESSORS AND BINDING AGREEMENT. (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

         (b) This Agreement will inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

         (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in paragraphs 17(a) and 17(b). Without limiting the generality or effect of the foregoing, Executive's right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this paragraph 17(c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

         18. CHOICE OF LAW. This Agreement shall be governed by the internal law, and not the laws of conflicts, of the State of Delaware.

         19. AMENDMENT AND WAIVER. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.



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

         20. WITHHOLDING OF TAXES. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any applicable law, regulation or ruling.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written below.

                                                     GLIATECH INC.



Date: December 18, 2000                     By  /s/ Robert P. Pinkas
      ---------------------------               --------------------------------
                                            Its CHAIRMAN OF THE BOARD AND CHIEF
                                                EXECUTIVE OFFICER

Date: December 18, 2000                     /s/ Steven L. Basta
      ---------------------------           ------------------------------------
                                            STEVEN L. BASTA


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

                                                                       EXHIBIT A
                                                                       ---------

                                  GLIATECH INC.

                       NONQUALIFIED STOCK OPTION AGREEMENT

         This Agreement (the "Agreement") is made as of December 18, 2000 (the "DATE OF GRANT") by Gliatech Inc., a Delaware corporation (the "COMPANY"), and Steven L. Basta ("OPTIONEE").

SECTION 1. GRANT OF OPTION. The Company hereby grants to Optionee an option (the "OPTION") to purchase, on the terms and conditions hereinafter set forth, 375,000 shares (the "OPTION SHARES") of the Company's common stock, $0.01 par value (the "COMMON STOCK"), at the option price of $8.00 per share (the "OPTION PRICE"). The Option is intended not to be an "incentive stock option" within the meaning of that term under Section 422 of the Internal Revenue Code of 1986, as amended, or any successor provision thereto; this Agreement shall be construed in a manner that will effectuate such intent.

SECTION 2. TERM OF OPTION. Subject to the provisions of Sections 4, 6 and 7 hereof, the term of this Option shall commence on the Date of Grant and will expire at the close of business on the day before the tenth anniversary of the Date of Grant (the "EXPIRATION DATE").

SECTION 3. RIGHT OF EXERCISE. Subject to the provisions of Sections 4, 6 and 7 hereof, this Option shall become exercisable as to ten percent (10%) of the Option Shares covered by the Option on the date which is ninety (90) days following the Date of Grant, if Optionee remains in the continuous employment of the Company, and as to an additional twenty-two and one-half percent (22-1/2%) of the Option Shares covered by the Option on each of the first four anniversaries of the Date of Grant, if Optionee remains in the continuous employment of the Company. The exercisability of this Option also may be accelerated pursuant to Section 5(b)(ii) of the Employment Agreement dated December 18, 2000 between the Company and Optionee or pursuant to Section 4(e) of the Change in Control Severance Agreement dated December 18, 2000 between the Company and Optionee. Optionee shall have none of the rights of a stockholder of the Company until the shares to which the exercise of this Option relates have been issued to Optionee.

SECTION 4. EXERCISE OF OPTION.

(a) METHOD OF EXERCISE OF OPTION. This Option may be exercised by written notice to the Company in a form satisfactory to it. The notice shall specify the number of Option Shares being purchased, and shall be accompanied by payment in full of the purchase price for such shares in cash, by certified or bank cashier's check, by delivery of shares of Common Stock that have been owned by Optionee for more than six months prior to the date of exercise, having a fair market value on the date of exercise equal to the purchase price for the shares as to which this Option is being exercised or by payment in the form of a combination of cash (or check as provided above) and shares of Common Stock in a sum equal to such purchase price; PROVIDED,

HOWEVER, that payment may not be made in whole or in part with shares of Common Stock if such form of payment may violate applicable law. The requirement of payment in cash shall be deemed satisfied if Optionee makes arrangements that are satisfactory to the Company with a broker that is a member of the National Association of Securities Dealers, Inc. to sell on the exercise date a sufficient number of Option Shares that are being purchased pursuant to the exercise, so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Option Price plus payment of any applicable withholding taxes, and pursuant to which the broker undertakes to deliver to the Company the amount of the aggregate Option Price plus payment of any applicable withholding taxes on a date satisfactory to the Company, but not later than the date on which the sale transaction will settle in the ordinary course of business. Optionee under this Option may use the proceeds of any loan or other extension of credit authorized by the Company and extended to Optionee to pay the purchase price of the Option Shares being purchased.

(b) DELIVERY OF STOCK CERTIFICATES UPON EXERCISE. Upon each exercise of this Option, the Company shall mail or deliver to Optionee as promptly as practicable a stock certificate or certificates representing the shares then purchased, and will pay all stamp taxes payable in connection therewith, provided that the Company shall not be obligated to deliver any such certificate or certificates upon exercise of this Option until the Company shall have received from its counsel such assurances as the Company may reasonably request that the exercise of this Option and the issuance of Option Shares pursuant thereto will not violate the Securities Act of 1933 or any successor thereto or the securities laws of any state applicable to such exercise, issuance or transfer. Such assurances may include, without limitation, opinions of counsel to the Company, covenants and representations by the holder or transferee with respect to compliance with such Act and laws and the placement of a legend on such certificate or certificates restricting subsequent transfers or sales except in compliance with such Act and laws. The Company or a subsidiary may also make such provisions as it may deem appropriate for the withholding or payment of any taxes which it determines it may be required to withhold or pay in connection with any Option or Option Shares.

SECTION 5. NON-TRANSFERABILITY OF OPTION.

(a) Except as provided in Section 5(b) below, this Option shall not be transferable by Optionee otherwise than by will or the laws of descent and distribution, and it shall be exercisable during the lifetime of Optionee only by Optionee.

(b) Notwithstanding Section 5(a) above, the Option may be transferred by Optionee through a gift or a domestic relations order, to a "family member" of Optionee, as the term "family member" is defined in, or may be defined from time to time under, the general instructions to Form S-8 under the Securities Act of 1933 or any successor thereto, provided that no such transfer may be for value within the meaning of the general instructions to such Form S-8.

SECTION 6. TERMINATION OF EMPLOYMENT.

(a) This Option shall terminate forthwith upon termination of Optionee's employment by the Company for Cause (as defined in the employment agreement of even date herewith between the

Company and Optionee). This Option confers no right upon Optionee with respect to the continuation of Optionee's employment with the Company, and shall not interfere with the right of the Company or Optionee to terminate Optionee's employment at any time, subject, however, to the terms of any employment agreement between them.

(b) If Optionee's employment by the Company terminates for any reason other than death, disability or termination for Cause, this Option shall be exercisable by Optionee, as and to the extent exercisable by Optionee at the time of such termination, within, but only within, the period of one year beginning on the date of such termination, but in no event after the Expiration Date.

SECTION 7. DEATH OR DISABILITY OF OPTIONEE. If Optionee dies on or before the Expiration Date while Optionee is an employee of the Company or a subsidiary or within three months beginning on the date that Optionee ceases to be an employee of any such entity (other than by reason of termination for Cause), this Option shall be exercisable by the person to whom such Option is transferred by will or the laws of descent and distribution, to the extent such Option was exercisable by Optionee on the date of death of Optionee, within, but only within, the period of one year beginning on the date of death of Optionee, but in no event after the Expiration Date. Except as otherwise indicated by the context, the term "Optionee," as used in this Option, shall be deemed to include the estate of Optionee and any person who acquires the right to exercise this Option by bequest or inheritance or otherwise by reason of the death of Optionee.

If Optionee becomes disabled on or before the Expiration Date while Optionee is an employee of the Company or a subsidiary and Optionee's employment terminates by reason of such disability, this Option shall be exercisable by Optionee, as and to the extent exercisable by Optionee at the time of such termination, within, but only within, the period of one year beginning on such termination, but in no event after the Expiration Date.

SECTION 8. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or rights offering, or any other change in the corporate structure or shares of the Company, pursuant to any of which events the then outstanding shares of Common Stock are split up or combined or are changed into, become exchangeable at the holder's election for or entitle the holder thereof to other shares of stock, the Committee may change the number and kind of shares (including substitution of shares of another corporation) and option price in any manner as it shall deem equitable. In the event of a sale of all or substantially all of the assets or outstanding capital stock of the Company, the dissolution or liquidation of the Company, the merger or consolidation of the Company with or into any other company, the merger or consolidation of any other company into the Company or the making of a tender offer to purchase all or a substantial portion of the shares of the Company, the Company may terminate this Option as of the effective date of such transaction; PROVIDED, HOWEVER, that upon such termination, the Company shall redeem this Option for an amount equal to the difference between the aggregate Option Price of the Option Shares that then remain subject to this Option, and the fair market value as of the date of such transaction of the Option Shares that then remain subject to this Option.

SECTION 9. NOTICES, ETC. Any notice hereunder by Optionee shall be given to the Company in writing, and such notice and any payment by Optionee hereunder shall be deemed duly given or made only upon receipt thereof at the Company's office at 23420 Commerce Park Road, Cleveland, Ohio 44122 or at such other address as the Company may designate by notice to Optionee.

Any notice or other communication to Optionee hereunder shall be in writing and any such communication and any delivery to Optionee hereunder shall be deemed duly given or made if mailed or delivered to Optionee at such address as Optionee may have on file with the Company.

         Executed on December 18, 2000.

                                   GLIATECH INC.


                                   By:      /s/ Robert P. Pinkas
                                            -------------------------------
                                   Name:    Robert P. Pinkas
                                            -------------------------------
                                   Title:   Chairman of the Board and
                                            Chief Executive Officer
                                            -------------------------------

                                            /s/ Steven L. Basta
                                            -------------------------------
                                                      STEVEN L. BASTA

                                                                       EXHIBIT B
                                                                       ---------

Steven L. Basta




Dear Mr. Basta:

                  Gliatech Inc. (the "COMPANY") recognizes that, as is the case for most publicly held companies, the possibility of a change in control exists. The Company wishes to ensure that its senior executives and management are not distracted from performing their duties in the event of a proposed or actual transaction involving a change of control. Accordingly, the Company has determined that as an additional inducement for you (the "EXECUTIVE") to continue to remain in the employ of the Company and to assure itself of both present and future continuity of management, the Company agrees to provide the Executive with severance benefits under the following circumstances pursuant to the following terms and conditions (the "AGREEMENT"):

                  1. (a) TERM. This Agreement shall commence as of the date hereof and expire as of the later of (i) the close of business on December 31, 2002, or (ii) the expiration of the Severance Period (as described below); provided, however, that (A) commencing on January 1, 2003 and each January 1 thereafter, the term of this Agreement will automatically be extended for an additional year unless, not later than September 30 of the immediately preceding year, the Company or the Executive shall have given notice that it or the Executive, as the case may be, does not wish to have the Term extended and (B) subject to the last sentence of Section 9, if, prior to a Change in Control (as described below), the Executive ceases for any reason to be an employee of the Company and any entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock (a "SUBSIDIARY"), thereupon without further action this Agreement will immediately terminate and be of no further effect (the "TERM"). For purposes of this Section 1(a), the Executive shall not be deemed to have ceased to be an employee of the Company and any Subsidiary by reason of the transfer of Executive's employment between the Company and any Subsidiary, or among any Subsidiaries.

                  (b) CHANGE IN CONTROL. For purposes of this Agreement, "CHANGE IN CONTROL" means the occurrence during the Term of any of the following events:

                           (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding voting stock (the "VOTING STOCK") of such corporation or person immediately after such transaction is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction;

                           (ii) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

                           (iii) There is a report filed on Schedule 13D or
         Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934 ("EXCHANGE ACT"), disclosing that any person (as the term "person" is used in
         Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) (a "PERSON") has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding Voting Stock of the Company;

                           (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

                           (v) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause
         (v) each Director who is first elected, or first nominated for election by the Company's stockholders, by a vote of at least two-thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a Director of the Company at the beginning of such period, but excluding, for this purpose, any such Director whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-1 of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company (the "BOARD").

Notwithstanding the foregoing provisions of Section 1(b)(iii) or 1(b)(iv), unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" shall not be deemed to have occurred for purposes of Section 1(b)(iii) or 1(b)(iv) solely because (A) the Company, (B) a Subsidiary, or (C) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D,
Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether equal to or in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

                  2. OPERATION OF AGREEMENT. This Agreement will be effective and binding immediately upon its execution, but, notwithstanding anything in this Agreement to the contrary, this Agreement will not be operative unless and until a Change in Control occurs. Upon the occurrence of a Change in Control at any time during the Term, without further action, this Agreement shall become immediately operative, including, without limitation, the last sentence of
Section 9 notwithstanding that the Term may have theretofore expired.

                  3. TERMINATION FOLLOWING A CHANGE IN CONTROL. (a) In the event of the occurrence of a Change in Control, the Executive's employment may be terminated by the Company or any Subsidiary during the period of time commencing on the date of the first occurrence of a Change in Control and continuing until the earlier of (i) the first anniversary of the occurrence of the Change in Control, or (ii) the Executive's death; PROVIDED, HOWEVER, that commencing on each anniversary of the Change in Control, this period will automatically be extended for an additional year unless, not later than 90 calendar days prior to such anniversary date, either the Company or the Executive shall have given written notice to the other that this period is not to be so extended (the "SEVERANCE PERIOD"). In the event of such termination, the Executive shall be entitled to the benefits provided by Section 4 unless such termination is the result of the occurrence of one or more of the following events:

                           (i) The Executive's death;

                           (ii) If the Executive becomes permanently disabled within the meaning of, and begins actually to receive disability benefits pursuant to, the long-term disability plan in effect for, or applicable to, Executive immediately prior to the Change in Control; or

                           (iii) Prior to any termination pursuant to Section 3(b) or Section 3(c), the Executive shall have:

                                    (x) been convicted of a criminal violation

                  involving fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company or any Subsidiary;

                                    (y) committed intentional wrongful damage to
                  property of the Company or any Subsidiary; or

                                    (z) committed intentional wrongful
                  disclosure of secret processes or confidential information of the Company or any Subsidiary;

and any such act shall have been demonstrably and materially harmful to the Company ("CAUSE"). For purposes of this Agreement, no act or failure to act on the part of the Executive shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done or omitted to be done by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the Board then in office at a meeting of the Board called and held for such purpose, after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel (if the Executive chooses to have counsel present at such meeting), to be heard before the Board, finding that, in the good faith opinion of the Board, the Executive had committed an act constituting "Cause" as herein defined and specifying the particulars thereof in detail. Nothing herein will limit the right of the Executive or his beneficiaries to contest the validity or propriety of any such determination.

If, during the Severance Period, the Executive's employment is terminated by the Company or any Subsidiary other than pursuant to Section 3(a), the Executive will be entitled to the benefits provided by Section 4 hereof.

                  (b) In the event of the occurrence of a Change in Control, the Executive may terminate employment with the Company and any Subsidiary during the Severance Period with the right to severance compensation as provided in
Section 4 upon the occurrence of one or more of the following events (regardless of whether any other reason, other than Cause as hereinabove provided, for such termination exists or has occurred, including, without limitation, other employment):

                           (i) Failure to elect or reelect or otherwise to maintain the Executive in the office or the position, or a substantially equivalent office or position, of or with the Company and/or a Subsidiary (or any successor thereto by operation of law of or otherwise), as the case may be, which the Executive held immediately prior to a Change in Control, or the removal of the Executive as a Director of the Company and/or a Subsidiary (or any successor thereto) if the Executive shall have been a Director of the Company and/or a Subsidiary immediately prior to the Change in Control;

                           (ii) (A) A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company and any Subsidiary which the Executive held immediately prior to the Change in Control, including, without limitation, if Executive ceases to serve as the most senior full-time employee of the Company, (B) a reduction in the aggregate of the Executive's annual base salary rate as in effect from time to time ("BASE PAY") and annual bonus, incentive or other payment of compensation, in addition to Base Pay, made or to be made in regard to services rendered in any year or other period pursuant to any bonus, incentive, profit-sharing, performance, discretionary pay or similar agreement, policy, plan, program or arrangement (whether or not funded) of the Company or a Subsidiary, or any successor thereto (collectively "INCENTIVE PAY") received from the Company and any Subsidiary, or (C) the termination or denial of the Executive's rights to the perquisites, benefits and service credit for benefits as provided under any and all employee retirement income and welfare benefit policies, plans, programs or arrangements in which Executive is entitled to participate, including, without limitation, any stock option, performance share, performance unit, stock purchase, stock appreciation, savings, pension, supplemental executive retirement, or other retirement income or welfare benefit, deferred compensation, incentive compensation, group or other life, health, medical/hospital or other insurance (whether funded by actual insurance or self-insured by the Company or a Subsidiary), disability, salary continuation, expense reimbursement and other employee benefit policies, plans, programs or arrangements that may now exist or any equivalent successor policies, plans, programs or arrangements that may be adopted hereafter by the Company or a Subsidiary, providing perquisites, benefits and service credit for benefits at least as great in the aggregate as are payable thereunder prior to a Change in Control (collectively, "EMPLOYEE BENEFITS") or a reduction in the scope or value thereof, any of which is not remedied by the Company within 10 calendar days after receipt by the Company of written notice from the Executive of such change, reduction or termination, as the case may be;

                           (iii) A determination by the Executive (which determination will be conclusive and binding upon the parties hereto provided it has been made in good faith and in all events will be presumed to have been made in good faith unless otherwise shown by the Company by clear and convincing evidence) that a change in circumstances has occurred following a Change in Control, including, without limitation, a change in the scope of the business or other activities for which the Executive was responsible immediately prior to the Change in Control, which has rendered the Executive substantially unable to carry out, has substantially hindered Executive's performance of, or has caused Executive to suffer a substantial reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the position held by the Executive immediately prior to the Change in Control, which situation is not remedied within 10 calendar days after written notice to the Company from the Executive of such determination;

                           (iv) The liquidation, dissolution, merger, consolidation or reorganization of the Company or transfer of all or substantially all of its business and/or assets, unless the successor or successors (by liquidation, merger, consolidation, reorganization, transfer or otherwise) to which all or substantially all of its business and/or assets have been transferred (by operation of law or otherwise) assumed all duties and obligations of the Company under this Agreement pursuant to Section 11(a);

                           (v) The Company relocates its principal executive offices (if such offices are the principal location of Executive's work), or requires the Executive to have his principal location of work changed, to any location that, in either case, is in excess of 50 miles from the location thereof immediately prior to the Change in Control, or requires the Executive to travel away from his office in the course of discharging his responsibilities or duties hereunder at least 20% more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison to any prior year) than was required of Executive in any of the three full years immediately prior to the Change in Control without, in either case, his prior written consent; or

                           (vi) Without limiting the generality or effect of the foregoing, any material breach of this Agreement by the Company or any successor thereto which is not remedied by the Company within 10 calendar days after receipt by the Company of written notice from the Executive of such breach.

                  (c) Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control, other than a Change of Control satisfying the provisions of Section 3(b)(iv), the Executive may terminate employment with the Company and any Subsidiary for any reason, or without reason, during the 30-day period immediately following the first anniversary of the first occurrence of a Change in Control with the right to severance compensation as provided in Section 4.

                  (d) A termination by the Company pursuant to Section 3(a) or by the Executive pursuant to Section 3(b) or Section 3(c) will not affect any rights that the Executive may have pursuant to any agreement, policy, plan, program or arrangement of the Company or any Subsidiary providing Employee Benefits, which rights shall be governed by the terms thereof. However, in no event shall Executive receive payments and benefits in connection with the termination of his employment under both this agreement and the Employment Agreement between Executive and the Company of even date herewith (the "EMPLOYMENT AGREEMENT"). As provided in paragraph 5(b) of the Employment Agreement, no payments will be made and no benefits will be provided to Executive under paragraph 5(b) of the Employment Agreement if Executive receives severance compensation or benefits pursuant to this Agreement.

                  4. SEVERANCE COMPENSATION. (a) If, following the occurrence of a Change in Control, the Company or Subsidiary terminates the Executive's employment during the Severance Period other than pursuant to Section 3(a)(i), 3(a)(ii) or 3(a)(iii), or if the Executive terminates his employment pursuant to
Section 3(b) or Section 3(c), the Company will pay to the Executive the amounts described in Annex A within five business days after the date on which the Executive's employment is terminated (the effective date of which shall be the date of termination, or such other date that may be specified by the Executive if the termination is pursuant to Section 3(b) or Section 3(c)) (the "TERMINATION DATE") and will continue to provide to the Executive the benefits described on Annex A for the periods described therein.

                  (b) Without limiting the rights of the Executive at law or in equity, if the Company fails to make any payment or provide any benefit required to be made or provided hereunder on a timely basis, the Company will pay interest on the amount or value thereof at an annualized rate of interest equal to the so-called composite "prime rate" as quoted from time to time during the relevant period in the Midwest Edition of THE WALL STREET JOURNAL, plus 1.0%. Such interest will be payable as it accrues on demand. Any change in such prime rate will be effective on and as of the date of such change.

                  (c) Notwithstanding any provision of this Agreement to the contrary, the parties' respective rights and obligations under this Section 4 and under Sections 5, 7, 8 and the last sentence of Section 9 will survive any termination or expiration of this Agreement or the termination of the Executive's employment following a Change in Control for any reason whatsoever.

                  (d) Unless otherwise expressly provided by the applicable plan, program or agreement, after the occurrence of a Change in Control, the Company shall pay in cash to the Executive a lump sum amount equal to the value of any annual bonus or long-term incentive pay (including, without limitation, incentive-based annual cash bonuses and performance units, but not including any equity-based compensation or compensation provided under a qualified plan) earned or accrued with respect to the Executive's service during the performance period or periods that includes the date on which the Change in Control occurred, disregarding any applicable vesting requirements; provided that such amount shall be calculated at the plan target or payout rate, but prorated to base payment only on the portion of the Executive's service that had elapsed during the applicable performance period. Such payment shall take into account service rendered through the payment date and shall be made at the earlier of
(i) the date prescribed for payment pursuant to the applicable plan, program or agreement and (ii) within five business days after the Termination Date.

                  (e) Upon the occurrence of a Change of Control, the stock option granted to Executive pursuant to the Stock Option Agreement dated December 18, 2000 shall become fully vested and exercisable. In addition, upon the occurrence of a Change of Control, all other equity incentive awards held by the Executive pursuant to any other plan, program or agreement shall become vested and exercisable, unless otherwise provided under or precluded by such plan, program or agreement. Executive shall exercise such equity incentive awards in accordance with the applicable plan, program or agreement.

                  5. CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY. (a) Anything in this Agreement to the contrary notwithstanding, in the event that this Agreement shall become operative and it shall be determined (as hereafter provided) that any payment (other than the Gross-Up payments provided for in this Section 5) or distribution by the Company or any of its affiliates to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including, without limitation, any stock option, performance share, performance unit, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "PAYMENT"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision thereto) by reason of being considered "contingent on a change in ownership or control" of the Company, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the "EXCISE TAX"), then the Executive shall be entitled to receive an additional payment or payments (collectively, a "GROSS-UP PAYMENT"); PROVIDED, HOWEVER, that no Gross-up Payment shall be made with respect to the Excise Tax, if any, attributable to (i) any incentive stock option, as defined by Section 422 of the Code ("ISO") granted prior to the execution of this Agreement, or (ii) any stock appreciation or similar right, whether or not limited, granted in tandem with any ISO described in clause (i). The Gross-Up Payment shall be in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, the

Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

                  (b) Subject to the provisions of Section 5(f), all determinations required to be made under this Section 5, including whether an Excise Tax is payable by the Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required to be paid by the Company to the Executive and the amount of such Gross-Up Payment, if any, shall be made by a nationally recognized accounting firm (the "ACCOUNTING FIRM") selected by the Executive in his sole discretion. The Executive shall direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and the Executive within 30 calendar days after the Termination Date, if applicable, and any such other time or times as may be requested by the Company or the Executive. If the Accounting Firm determines that any Excise Tax is payable by the Executive, the Company shall pay the required Gross-Up Payment to the Executive within five business days after receipt of such determination and calculations with respect to any Payment to the Executive. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall, at the same time as it makes such determination, furnish the Company and the Executive an opinion that the Executive has substantial authority not to report any Excise Tax on his federal, state or local income or other tax return. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "UNDERPAYMENT"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to Section 5(f) and the Executive thereafter is required to make a payment of any Excise Tax, the Executive shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and the Executive as promptly as possible. Any such Underpayment shall be promptly paid by the Company to, or for the benefit of, the Executive within five business days after receipt of such determination and calculations.

                  (c) The Company and the Executive shall each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or the Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by Section 5(b). Any determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon the Company and the Executive.

                  (d) The federal, state and local income or other tax returns filed by the Executive shall be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by the Executive. The Executive shall make proper payment of the amount of any Excise Tax, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of the Executive's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, the Executive shall within five business days pay to the Company the amount of such reduction.

                  (e) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by
Section 5(b) shall be borne by the Company. If such fees and expenses are initially paid by the Executive, the Company shall reimburse the Executive the full amount of such fees and expenses within five business days after receipt from the Executive of a statement therefor and reasonable evidence of his payment thereof.

                  (f) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service or any other taxing authority that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as promptly as practicable but no later than 10 business days after the Executive actually receives notice of such claim and the Executive shall further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Executive). The Executive shall not pay such claim prior to the earlier of (i) the expiration of the 30-calendar-day period following the date on which he gives such notice to the Company and (ii) the date that any payment of amount with respect to such claim is due. If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                           (i) provide the Company with any written records or documents in his possession relating to such claim reasonably requested by the Company;

                           (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company;

                           (iii) cooperate with the Company in good faith in order effectively to contest such claim; and

                           (iv) permit the Company to participate in any proceedings relating to such claim;

PROVIDED, HOWEVER, that the Company shall bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and shall indemnify and hold harmless the Executive, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this
Section 5(f), the Company shall control all proceedings taken in connection with the contest of any claim contemplated by this Section 5(f) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (PROVIDED, HOWEVER, that the Executive may participate therein at his own cost and expense) and may, at its option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; PROVIDED, HOWEVER, that if the Company directs the Executive to pay the tax claimed and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income or other tax, including interest or penalties with respect thereto, imposed with respect to such advance; and PROVIDED FURTHER, HOWEVER, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (g) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 5(f), the Executive receives any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 5(f)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 5(f), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial or refund prior to the expiration of 30 calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of any such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid by the Company to the Executive pursuant to this Section 5.

                  6. NO MITIGATION OBLIGATION. The Company hereby acknowledges that it will be difficult and may be impossible for the Executive to find reasonably comparable employment following the Termination Date. Accordingly, the payment of the severance compensation by the Company to the Executive in accordance with the terms of this Agreement is hereby acknowledged by the Company to be reasonable, and the Executive will not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor will any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive hereunder or otherwise, except as expressly provided in the last sentence of Paragraph 2 set forth on Annex A.

                  7. LEGAL FEES AND EXPENSES. It is the intent of the Company that the Executive not be required to incur legal fees and the related expenses associated with the interpretation, enforcement or defense of Executive's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if it should appear to the Executive that the Company has failed to comply with any of its obligations under this

Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Executive the benefits provided or intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel of Executive's choice, at the expense of the Company as hereafter provided, to advise and represent the Executive in connection with any such interpretation, enforcement or defense, including, without limitation, the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. Without respect to whether the Executive prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys' and related fees and expenses incurred by the Executive in connection with any of the foregoing; provided that, in regard to such matters, the Executive has not acted in bad faith or with no colorable claim of success.

                  8. CONFIDENTIALITY. (a) During the Term, the Company agrees that it will disclose to Executive its confidential or proprietary information (as defined in this Section 8) to the extent necessary for Executive to carry out his obligations to the Company. The Executive hereby covenants and agrees that he will not, without the prior written consent of the Company, during the Term or thereafter disclose to any person not employed by the Company, or use in connection with engaging in competition with the Company, any confidential or proprietary information of the Company. For purposes of this Agreement, the term "confidential or proprietary information" will include all information of any nature and in any form that is owned by the Company and that is not publicly available (other than by Executive's breach of this Section 8) or generally known to persons engaged in businesses similar or related to those of the Company. Confidential or proprietary information will include, without limitation, the Company's financial matters, customers, employees, industry contracts, strategic business plans, product development (or other proprietary product data), marketing plans, and all other secrets and all other information of a confidential or proprietary nature. For purposes of the preceding two sentences, the term "Company" will also include any Subsidiary (collectively, the "RESTRICTED GROUP"). The foregoing obligations imposed by this Section 8 will not apply (i) during the Term, in the course of the business of, and for the benefit of, the Company, (ii) if such confidential or proprietary information will have become, through no fault of the Executive, generally known to the public or (iii) if the Executive is required by law to make disclosure (after giving the Company notice and an opportunity to contest such requirement).

                  (b) Executive and the Company agree that the covenants contained in this Section 8 are reasonable under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction any such covenant is not reasonable in any respect, such court will have the right, power and authority to excise or modify any provision or provisions of such covenants as to the court will appear not reasonable and to enforce the remainder of the covenants as so amended. Executive acknowledges and agrees that the remedy at law available to the Company for breach of any of his obligations under this Section 8 would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, Executive acknowledges, consents and agrees that, in addition to any other rights or remedies that the Company may have at law, in equity or under this Agreement, upon adequate proof of his violation of any such provision of this Agreement, the Company will be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage.

                  9. EMPLOYMENT RIGHTS. Nothing expressed or implied in this Agreement will create any right or duty on the part of the Company or the Executive to have the Executive remain in the employment of the Company or any Subsidiary prior to or following any Change in Control. Any termination of employment of the Executive or the removal of the Executive from the office or position in the Company or any Subsidiary that occurs (i) not more than 90 days prior to the date on which a Change in Control occurs, and (ii) following the commencement of any discussion with a third person that ultimately results in a Change in Control, shall be deemed to be a termination or removal of the Executive after a Change in Control for purposes of this Agreement.

                  10. WITHHOLDING OF TAXES. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any applicable law, regulation or ruling.

                  11. SUCCESSORS AND BINDING AGREEMENT. (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

                  (b) This Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

                  (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 11(a) and 11(b). Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this

Section 11(c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

                  12. NOTICES. For all purposes of this Agreement, all communications, including, without limitation, notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to the Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

                  13. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State.

                  14. VALIDITY. (a) If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.

                  (b) Notwithstanding any provision contained herein to the contrary, this Agreement shall become null and void and have no further force or effect without any action by the Executive or the Company, if it is determined by the independent accountants of the Company that as a result of this Agreement, the Company will not be permitted to account for any proposed transaction which is a Change of Control as a "pooling of interests" under U.S. generally acceptable accounting principles.

                  15. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. References to Sections are to references to Sections of this Agreement.

                  16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

                                        GLIATECH INC.


                                     By: /s/ Robert P. Pinkas
                                        ---------------------------------
                                     Name:   Robert P. Pinkas
                                     Title:  Chairman of the Board and
                                             Chief Executive Officer

                                                 And

                                         /s/ Steven L. Basta
                                     ------------------------------------
                                                 Steven L. Basta



                                      C-15